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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated January 13, 2003, relating to the consolidated financial statements and the financial statement schedule, which appears in SBE, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
San Francisco, California
August 18, 2003


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